EXHIBIT 11(a)


                          ULTICOM, INC. AND SUBSIDIARY

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 THREE MONTHS ENDED
                                                                        JULY 31, 1999           JULY 31, 2000
Basic earnings per share:

      Net income                                                        $     361                 $    1,716
                                                                        =========                 ==========

Weighted average number of outstanding common shares                       32,727                     37,614
                                                                        =========                 ==========

Basic earnings per share                                                $     .01                 $      .05
                                                                        =========                 ==========

Diluted earnings per share:

      Net income                                                        $     361                 $    1,716
                                                                        =========                 ==========


Weighted average number of outstanding common shares                       32,727                     37,614
Additional shares assuming exercise of stock options                          888                      3,107
                                                                        ---------                 ----------


Weighted average number of outstanding common shares
      assuming full dilution                                               33,615                     40,721
                                                                        =========                 ==========

Diluted earnings per share                                              $     .01                 $      .04
                                                                        =========                 ==========






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